Exhibit 99.1

Pacific Asia Petroleum, Inc. Announces Closing of $20 million Registered Direct Offering

Hartsdale, New York, February 16, 2010:  Pacific Asia Petroleum, Inc. (NYSE Amex: PAP) (the “Company”), a US-based energy company engaged in the development, production and distribution of oil and gas, today announced that the Company has completed its previously announced registered direct offering, raising an aggregate amount of $20 million, before deducting placement agent fees and offering expenses.

In the offering, an aggregate of 5 million shares of the Company’s common stock, a series of warrants to purchase up to an aggregate of 2 million additional shares of common stock (the “Series A Warrants”), and a second series of warrants to purchase up to an aggregate of 2 million additional shares of common stock (the “Series B Warrants”), were sold to certain institutional investors.   The Series A Warrants are exercisable at an exercise price of $4.50 per share, commencing 6 months after the closing date until the 36 month anniversary of such commencement date, and the Series B Warrants are exercisable at an exercise price of $4.00 per share effective immediately until November 1, 2010.

Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (RODM), acted as the Company’s exclusive placement agent in connection with the offering.

The shares and warrants in this offering were issued under a shelf registration statement declared effective by the Securities and Exchange Commission (the "SEC") on February 3, 2010.  A prospectus supplement related to the public offering was filed with the SEC on February 12, 2010.  Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from Rodman & Renshaw, LLC, 1251 Avenue of the Americas 20th Floor, New York, NY 10020 or by calling (212) 356-0549. An electronic copy of the prospectus is also available on the SEC's web-site at http://www.sec.gov.

For more detailed information on this financing, please refer to the Company's Form 8-K and related exhibits filed with the SEC on February 10, 2010.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pacific Asia Petroleum, Inc.

Pacific Asia Petroleum, Inc. (NYSE Amex: PAP) is a U.S. publicly-traded energy company engaged in the development, production and distribution of oil and gas and is focused on early cash flow, high return projects.  The Company controls the rights to significant gas acreage under contract in China and is a strategic partner with several major energy companies in high-value oil fields in China.  The Company was founded in 2005 by a group of former senior Texaco executives and is led by President and CEO Frank C. Ingriselli.  Pacific Asia Petroleum is headquartered in Hartsdale, New York, and also has offices in Beijing, China.

Cautionary Statement Relevant To Forward-Looking Information

This press release may contain certain “forward-looking statements” relating to the business of Pacific Asia Petroleum, Inc. (the “Company”) and its subsidiaries.  All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. Words such as “anticipates,” “expects,” “plans,” “projects,” “believes,” “seeks,” “estimates,” and similar expressions are intended to identify such forward-looking statements. The statements are based upon management’s current expectations, estimates and projections, are not guarantees of future performance, and are subject to a variety of risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict, including those discussed in the Company's periodic reports that are filed with the SEC and available on its website (http://www.sec.gov). You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Pacific Asia Petroleum undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:

Pacific Asia Petroleum, Inc.
Bonnie Tang
bonnietang@papetroleum.com
 (914) 472-6070
www.papetroleum.com

Investor Relations Contact:

Liviakis Financial Communications, Inc
John Liviakis
(415) 389-4670
John@Liviakis.com
www.liviakis.com